BY-LAWS


                                       OF


                             ABINGTON BANCORP, INC.





                                                                October 15, 1996




                                     BY-LAWS
                                       OF
                             ABINGTON BANCORP, INC.



                                    ARTICLE I

                                   Organization                                D-1


                                   ARTICLE II

                                  Stockholders                                 D-1
SECTION 2.1   Annual Meeting ................................................. D-1
SECTION 2.2   Special Meetings ............................................... D-1
SECTION 2.3   Matters to be Considered at Annual Meetings .................... D-2
SECTION 2.4   Notice of Meetings ............................................. D-3
SECTION 2.5   Quorum ......................................................... D-3
SECTION 2.6   Voting and Proxies ............................................. D-3
SECTION 2.7   Action at Meeting .............................................. D-4
SECTION 2.8   Action without Meeting ......................................... D-4
SECTION 2.9   Presiding Officer .............................................. D-4
SECTION 2.10  Voting Procedures and Inspectors of Elections .................. D-4
SECTION 2.11  Rescheduling of Meetings; Adjournments ......................... D-5


                                   ARTICLE III

                                    Directors                                  D-5
SECTION 3.1   Powers ......................................................... D-5
SECTION 3.2   Composition and Term ........................................... D-5
SECTION 3.3   Director Nominations ........................................... D-6
SECTION 3.4   Qualifications ................................................. D-7
SECTION 3.5   Resignation .................................................... D-7
SECTION 3.6   Removal ........................................................ D-7
SECTION 3.7   Vacancies ...................................................... D-7
SECTION 3.8   Compensation ................................................... D-8
SECTION 3.9   Regular Meetings ............................................... D-8
SECTION 3.10  Special Meetings ............................................... D-8
SECTION 3.11  Notice of Special Meetings ..................................... D-8
SECTION 3.12  Quorum ......................................................... D-8
SECTION 3.13  Action at Meeting .............................................. D-9
SECTION 3.14  Action by Consent .............................................. D-9
SECTION 3.15  Presumption of Assent .......................................... D-9
SECTION 3.16  Committees ..................................................... D-9
SECTION 3.17  Manner of Participation ........................................ D-9


                                   ARTICLE IV

                                    Officers                                   D-10
SECTION 4.1   Enumeration .................................................... D-10
SECTION 4.2   Election ....................................................... D-10
SECTION 4.3   Qualification .................................................. D-10
SECTION 4.4   Tenure ......................................................... D-10
SECTION 4.5   Removal ........................................................ D-10
SECTION 4.6   Vacancies ...................................................... D-10
SECTION 4.7   Chairman of the Board .......................................... D-11
SECTION 4.8   Chief Executive Officer ........................................ D-11
SECTION 4.9   President and Vice Presidents .................................. D-11
SECTION 4.10  Treasurer, Vice Treasurers, and Assistant Treasurers ........... D-11
SECTION 4.11  Clerk and Assistant Clerks ..................................... D-11
SECTION 4.12  Secretary and Assistant Secretaries ............................ D-11
SECTION 4.13  Other Powers and Duties ........................................ D-11


                                    ARTICLE V

                                  Capital Stock                                D-12
SECTION 5.1   Certificates of Stock .......................................... D-12
SECTION 5.2   Transfers ...................................................... D-12
SECTION 5.3   Record Holders ................................................. D-12
SECTION 5.4   Record Date .................................................... D-12
SECTION 5.5   Replacement of Certificates .................................... D-13
SECTION 5.6   Issuance of Capital Stock ...................................... D-13
SECTION 5.7   Dividends ...................................................... D-13


                                   ARTICLE VI

                                 Indemnification                               D-13
SECTION 6.1   Officers ....................................................... D-13
SECTION 6.2   Non-Officer Employees .......................................... D-13
SECTION 6.3   Service at Direction of Board of Directors ..................... D-13
SECTION 6.4   Good Faith ..................................................... D-14
SECTION 6.5   Prior to Final Disposition ..................................... D-14
SECTION 6.6   Notification and Defense of Claim .............................. D-14
SECTION 6.7   Insurance ...................................................... D-15
SECTION 6.8   Definitions .................................................... D-15
SECTION 6.9   Other Indemnification Rights ................................... D-15
SECTION 6.10  Survival of Benefits ........................................... D-15
SECTION 6.11  Subsequent Amendment ........................................... D-15
SECTION 6.12  Merger or Consolidation ........................................ D-16
SECTION 6.13  Subsequent Legislation ......................................... D-16


                                   ARTICLE VII

                            Miscellaneous Provisions                           D-16
SECTION 7.1   Fiscal Year .................................................... D-16
SECTION 7.2   Seal ........................................................... D-16
SECTION 7.3   Execution of Instruments ....................................... D-16
SECTION 7.4   Voting of Securities ........................................... D-16
SECTION 7.5   Resident Agent ................................................. D-16
SECTION 7.6   Corporation Records ............................................ D-17
SECTION 7.7   Articles of Organization ....................................... D-17
SECTION 7.8   By-Law Amendments .............................................. D-17


                                     BY-LAWS
                                       OF
                             ABINGTON BANCORP, INC.


                                    ARTICLE I

                                  Organization

      The name of this Corporation shall be "Abington Bancorp, Inc." The Corporation shall have and may exercise all the powers, privileges and authority, express, implied and incidental, now or hereafter conferred by applicable law and the Corporation's Articles of Organization.


                                   ARTICLE II

                                  Stockholders

      SECTION 2.1 Annual Meeting. The annual meeting of the stockholders for elections and other purposes shall be held on the third Tuesday in May at 10 a.m. (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day), at the main office of the Corporation in Massachusetts, unless a different hour, date or place within or without the United States is fixed by the Board of Directors, the Chairman of the Board or the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held, and such special meeting shall have for the purposes of these By-Laws or otherwise all the force and effect of an annual meeting.

      SECTION 2.2 Special Meetings. Special meetings of stockholders may be called by a majority of the Directors then in office (provided, however, that if there is an Interested Stockholder, any such call by the Board of Directors shall also require the affirmative vote of a majority of the Continuing Directors then in office). Special meetings shall be called by the Clerk or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least
(i) 66-2/3% in interest of the capital stock entitled to vote at such meeting or
(ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. Application to a court pursuant to Section 34(b) of Chapter 156B of the General Laws of the Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least (i) 66-2/3% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting.

      Any written application for a special meeting by one or more stockholders shall set forth as to each matter proposed to be brought before the special meeting (a) a brief description of the proposal desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder(s) proposing such business and any other stockholders known by such stockholder(s) to be supporting such proposal, (c) the class and number of shares of the Corporation's capital stock which are beneficially ownthe date of such stockholder application and by any other stockholders known by such stockholder(s) to be supporting such proposal on the date of such stockholder application, and (d) any financial interest of the supporting stockholder(s) in such proposal.

      The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at such meeting shall be determined by the Board of Directors or the President. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting, unless otherwise provided by law.

      SECTION 2.3 Matters to be Considered at Annual Meetings. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall be proper subjects for stockholder action pursuant to the Articles of Organization, these By-Laws, or applicable law and shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, The Chairman of the Board, or the President or (b) by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this Section 2.3.

      For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than 60 days nor more than 150 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's capital stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

      The Board of Directors, a designated committee thereof or the presiding officer at the Annual Meeting may reject any stockholder proposal not made in accordance with the terms of this Section 2.3. If there is an Interested Stockholder, any determinations to be made by the Board of Directors or a designated committee thereof pursuant to the provisions of this paragraph shall also require the concurrence of a majority of the Continuing Directors then in office.

      This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors, and committees, but in connection with such reports, no matter shall be acted upon at such annual meeting unless stated and filed as herein provided.

      As used in these By-Laws, the terms "Interested Stockholder" and "Continuing Director" shall have the same respective meanings assigned to them in the Corporation's Articles of Organization. Any determination of beneficial ownership of securities under these By-Laws shall be made in the manner specified in the Articles of Organization.

      Notwithstanding the provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section 2.3.

      Nothing contained in this Section 2.3 shall require proxy materials distributed by the management of the Corporation to include any information with respect to stockholder proposals.

      SECTION 2.4 Notice of Meetings. A written notice of all annual and special meetings of stockholders shall state the place, date, hour, and purposes of such meetings, and shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-Laws or by law) at least seven (7) days before the meeting to each stockholder entitled to vote at such meeting or to each stockholder who, under the Articles of Organization, or under these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the stock transfer books of the Corporation. When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty
(30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. A written waiver of notice, executed before or after a meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to notice of the meeting.

      SECTION 2.5 Quorum. The holders of a majority in interest of all stock issued, outstanding, and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, but if less than a quorum is present at a meeting, a majority in interest of the stockholders present or the presiding officer may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice, except as provided in Section 2.4 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      SECTION 2.6 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Articles of Organization. Stockholders of record may vote either in person or by written proxy dated not more than six (6) months before the meeting named therein, unless the proxy is coupled with an interest and provides otherwise. Proxies shall be filed with the Clerk at the meeting, or of any adjournment thereof, before being voted. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Clerk of the Corporation receives a specific written notice to the contrary from any one of them. Whenever stock is held in the name of two or more persons, in the absence of specific written notice to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority does not agree. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless successfully challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

      SECTION 2.7 Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization, or by these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization, or by these By-Laws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its own stock; provided however, that no provision of these By-Laws shall be construed to limit the voting rights and powers relating to shares of stock held pursuant to a plan which is intended to be an "employee stock ownership plan" as defined in the Internal Revenue Code, as now or hereafter in effect.

      SECTION 2.8 Action without Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

      SECTION 2.9 Presiding Officer. The Chairman of the Board, if one is elected, or if not elected or in his absence, the President, shall preside at all annual or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 2.4 and 2.5. The order of business and all other matters of procedure at every meeting of the stockholders shall be determined by the presiding officer.

      SECTION 2.10 Voting Procedures and Inspectors of Elections. In advance of any meeting of stockholders, the presiding officer may appoint one or more inspectors to act at an annual or special meeting of stockholders and make a written report thereon. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s). The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his sole judgment and discretion and he shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, presiding officer shall be subject to further review by any court of competent jurisdiction.

      SECTION 2.11 Rescheduling of Meetings; Adjournments. The Board of Directors or a designated committee thereof may postpone and reschedule any previously scheduled annual or special meeting of stockholders, and a record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made (unless there is an Interested Stockholder, in which case the affirmative vote of a majority of the Continuing Directors shall also be required). In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled Annual Meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 2.3 and Section 3.3 of these By-Laws.


                                   ARTICLE III

                                    Directors

      SECTION 3.1 Powers. The business and affairs of the Corporation shall be managed by a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

      SECTION 3.2 Composition and Term. The Board of Directors shall be composed of: (a) those persons elected by the incorporator(s) of the Corporation to serve as the initial Directors of the Corporation in accordance with Section 12 of Chapter 156B of the Massachusetts General Laws, such persons to serve as Directors until the respective expiration dates of their terms as established by the incorporator(s) and until their successors are elected and qualified; and
(b) as such terms expire, those persons who are elected as Directors from time to time as provided herein. Subject to the rights of the holders of any series of Preferred Stock, the number of Directors and their respective classifications shall be fixed from time to time exclusively by the Board of Directors; provided, however, that if at the time of such action there is an Interested Stockholder, such action shall in addition require a majority vote of the Continuing Directors then in office.

      The Directors, other than those who may be elected by the holders of any series of preferred stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, labelled Group A, Group B and Group C, respectively, such classes to be as nearly equal in number as possible. The initial Directors of the Corporation shall hold office as follows: the first class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, the second class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, and the third class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999. At each succeeding annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Members of each class shall hold office until their successors ar duly elected and qualified or until their earlier resignation or removal.

      SECTION 3.3 Director Nominations. Nominations of candidates for election as Directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or a designated committee thereof (unless there is an Interested Stockholder, in which case the affirmative vote of a majority of the Continuing Directors shall also be required) or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this Section 3.3. Only persons nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as Directors at an annual meeting.

      Nominations, other than those made by, or at the direction of, the Board of Directors (or by the Continuing Directors, if required), shall be made pursuant to timely notice in writing to the Clerk of the Corporation as set forth in this Section 3.3. To be timely, a stockholder's notice shall be delivered to, or mailed and received, at the principal executive offices of the Corporation not less than 60 days nor more than 150 days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as Directors, pursuant to the Exchange Act and the Rules and regulations thereunder, including, but not limited to, the written consent of such person to serve as a Director if elected; and (b) as to the stockholder giving the notice (i) the name and address as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a Director at an annual or special meeting shall furnish to the Clerk of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee.

      Nothing contained in this Section 3.3 shall require proxy materials distributed by the management of the Corporation to include any information with respect to nominations by stockholders.

      No person shall be elected as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.3. Ballots bearing the names of all the persons who have been nominated for election as Directors at an annual or special meeting in accordance with the procedures set forth in this Section 3.3 shall be provided for use at such annual or special meeting.

      The Board of Directors, a designated committee thereof, or the presiding officer may reject any nomination by a stockholder that is not timely made in accordance with this Section 3.3 or does not satisfy the requirements of this
Section 3.3 in any material respect. If there is an Interested Stockholder, any determinations to be made by the Board of Directors or a designated committee thereof pursuant to the provisions of this paragraph shall also require the concurrence of a majority of the Continuing Directors then in office.

      SECTION 3.4 Qualifications. Each Director shall have such qualifications as are required by applicable law. No person shall be qualified to continue to serve as a Director after the annual meeting immediately following his or her seventy-fifth birthday.

      SECTION 3.5 Resignation. Any Director may resign at any time by delivering his written resignation to the main office of the Corporation addressed to the Chairman of the Board or the President. Such resignation shall be effective upon receipt thereof by the Chairman of the Board or the President, unless it is specified to be effective at some other time or upon the happening of some other event.

      SECTION 3.6 Removal. Subject to the rights of the holders of any Preferred Stock then outstanding, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, by an affirmative vote of not less than two-thirds (2/3) of the total votes eligible to be cast by stockholders, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting and, if the removal is for cause, the Director will be provided an opportunity to be heard before the stockholders.

      SECTION 3.7 Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Articles of Organization, any vacancy occurring on the Board of Directors as a result of resignation, removal, death or other cause, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled only by the affirmative vote of the majority of the remaining Directors then in office, though less than a quorum of the number constituting the full board as fixed by the Board of Directors; provided, however, that if at the time of such vacancy there is an Interested Stockholder, such vacancy may only be filled by vote of a majority of the Continuing Directors then in office. A Director elected to fill such a vacancy shall be elected to serve for the full term of the Class of Directors in which the vacancy occurred or the new directorship was created and until such Director's successor has been elected and qualified, or until such Director's earlier resignation or removal.

      SECTION 3.8 Compensation. The members of the Board of Directors and the members of either standing or special committees may be allowed such compensation for attendance at meetings as the Board of Directors or the Executive Committee may determine.

      SECTION 3.9 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law on the same date and at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. The Board of Directors may provide by resolution, the time, date and place for the holding of regular meetings without other notice than such resolution. There shall be regular meetings of the Board of Directors at a place or places fixed from time to time by the Board of Directors.

      SECTION 3.10 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or a majority of the Directors. The persons authorized to call special meetings of the Board of Directors may fix the time, date and place for holding any special meeting of the Board of Directors called by such persons.

      SECTION 3.11 Notice of Special Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk or Assistant Clerk or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone or sent to his business or home address by telecommunication at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight
(48) hours in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. When any Board of Directors' meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty
(30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. Any Director may waive notice of any meeting by a writing executed by him either before or after the meeting and filed with the records of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where the Director protests the lack of notice to him prior to the meeting or at its commencement. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 3.12 Quorum. A majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice, except as provided in Section 3.11. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

      SECTION 3.13 Action at Meeting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by governing law, by the Articles of Organization or by these By-Laws.

      SECTION 3.14 Action by Consent. Any action required or permitted to be taken by the Board of Directors at any meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office. Such written consents shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

      SECTION 3.15 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention has been entered in the minutes of the meeting or unless he has filed a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Clerk of the Corporation within five (5) days after the date such dissenting Director receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

      SECTION 3.16 Committees. The Board of Directors, by vote of a majority of all of the Directors then in office, may elect such committees as it deems appropriate, and may delegate to such committees some or all of its powers except those which by law, by the Articles of Organization or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time, subject to applicable law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. With approval of the Board of Directors, the Chief Executive Officer may appoint such other committees consisting of such Directors as the Chief Executive Officer shall select. Any recommendations of such committees appointed by the Chief Executive Officer shall be submitted to the Board of Directors.

      SECTION 3.17 Manner of Participation. Members of the Board of Directors may participate in meetings of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.


                                   ARTICLE IV

                                    Officers

      SECTION 4.1 Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including without limitation a Chairman of the Board, a Secretary, and one or more Vice Presidents, Vice Treasurers, Assistant Vice Presidents, Assistant Treasurers, Assistant Clerks or Assistant Secretaries, as the Board of Directors may determine.

      SECTION 4.2 Election. The President, the Treasurer and the Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such first meeting of the Board of Directors or at any other meeting.

      SECTION 4.3 Qualification. Any two or more offices may be held by any person. The President shall be a Director. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine. Other than as required by applicable law or regulation, no officer or Director need be a stockholder.

      SECTION 4.4 Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified. All other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the Corporation at its main office addressed to the President, Clerk or Secretary. Such resignation shall be effective upon receipt thereof by the President, Clerk or Secretary, unless it is specified to be effective at some other time or upon the happening of some other event. Election or appointment of an officer, employee or agent shall not of itself create contract rights to continued employment or otherwise. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with governing law or regulation, but no such contract right shall preclude the Board of Directors from exercising right to remove any officer at any time in accordance with Section 4.5.

      SECTION 4.5 Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by a vote of two-thirds (2/3) of the entire number of Directors then in office; provided, however, that if at the time of such removal there is an Interested Stockholder, the affirmative vote of a majority of the Continuing Directors then in office shall instead be required. An officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

      SECTION 4.6 Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

      SECTION 4.7 Chairman of the Board. The Board of Directors may annually elect a Chairman of the Board. Unless the Board of Directors otherwise provides, the Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall preside, when present, at all meetings of the stockholders and of the Board of Directors.

      SECTION 4.8 Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business.

      SECTION 4.9 President and Vice Presidents. The President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate and shall serve as the Chief Executive Officer of the Corporation if there is no Chairman of the Board. Unless otherwise provided by the Board of Directors, he shall preside, when present, at all meetings of stockholders and of the Board of Directors if the Chairman of the Board does not attend such meetings.

      Any Vice President or Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

      SECTION 4.10 Treasurer, Vice Treasurers, and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. The Treasurer shall also perform such other duties as the Board of Directors may from time to time designate.

      Any Vice Treasurer and any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

      SECTION 4.11 Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of the stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

      SECTION 4.12 Secretary and Assistant Secretaries. The Secretary, if one be elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, any Assistant Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

      SECTION 4.13 Other Powers and Duties. Subject to these By-Laws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.


                                    ARTICLE V

                                  Capital Stock

      SECTION 5.1 Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

      SECTION 5.2 Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

      SECTION 5.3 Record Holders. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

      It shall be the duty of each stockholder to notify the Corporation of his current post office address.

      SECTION 5.4 Record Date. The Board of Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

      If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

      SECTION 5.5 Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

      SECTION 5.6 Issuance of Capital Stock. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors or a designated committee thereof may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

      SECTION 5.7 Dividends. Subject to applicable law, the Articles of Organization and these By-Laws, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on outstanding shares of its capital stock.


                                   ARTICLE VI

                                 Indemnification

      SECTION 6.1 Officers. To the extent permitted by law and except as provided in Sections 6.3 and 6.4, each Officer of the Corporation (and his heirs and personal representatives) shall be indemnified by the Corporation against all Expenses incurred by him in connection with any Proceeding in which he is involved as a result of (a) his serving or having served as an Officer or employee of the Corporation, (b) his serving or having served as a Director, officer or employee of any of its wholly-owned subsidiaries, or (c) his serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Corporation.

      SECTION 6.2 Non-Officer Employees. To the extent permitted by law and except as provided in Sections 6.3 and 6.4, each non-Officer Employee of the Corporation (and his heirs and personal representatives) may, in the discretion of the Board of Directors, be indemnified against any or all Expenses incurred by him in connection with any Proceeding in which he is involved as a result of
(a) his serving or having served as a non-Officer Employee of the Corporation,
(b) his serving or having served as a Director, officer, or employee of any of its wholly-owned subsidiaries, or (c) his serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust employee benefit plan or other entity at the request or direction of the Corporation.

      SECTION 6.3 Service at Direction of Board of Directors. No indemnification shall be provided to an Officer or non-Officer Employee with respect to his serving or having served in any capacity "at the request or direction of the Corporation" unless such service was required or directed by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates; provided that the Board of Directors may provide an Officer or non-Officer Employee with indemnification, as to a specific Proceeding, even though such Board of Directors vote was not obtained, if in its discretion, the Board of Directors determines it to be appropriate for the Corporation to do so.

      SECTION 6.4 Good Faith. No indemnification shall be provided to an Officer or to a non-Officer Employee with respect to a matter as to which he shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or upon a non-Officer Employee, no indemnification shall be provided to said Officer or to said non-Officer Employee with respect to a matter if this Corporation has obtained an opinion of counsel that with respect to said matter said Officer or said non-Officer Employee did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation.

      SECTION 6.5 Prior to Final Disposition. In the event that the Corporation does not assume the defense, or unless and until the Corporation assumes the defense pursuant to Section 6.6 of any Proceeding of which the Corporation receives notice under this Article VI, the Corporation shall pay any Expenses incurred by an Indemnitee in defending a Proceeding or any appeal therefrom in advance of the final disposition of such Proceeding; provided, however, that if the Proceeding is initiated by the Continuing Directors (or, if there is no Interested Stockholder, by the Board of Directors), then the Corporation may, but need not, pay such Expenses in advance of the final disposition of such Proceeding.

      Notwithstanding the foregoing, Expenses incurred by an Indemnitee in advance of the final disposition of a Proceeding may be paid only upon the Corporation's receipt of an undertaking by the Indemnitee to repay such payment if he shall be adjudicated or determined to be not entitled to indemnification under Section 6.4. The Corporation may accept such undertaking without reference to the financial ability of the Indemnitee to make such repayment.

      SECTION 6.6 Notification and Defense of Claim. As a condition precedent to his or her right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him or her or with respect to which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After the Corporation notifies the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action. In each such case, the fees and expenses of Indemnitee's counsel reasonably acceptable to the Corporation shall be at the expense of the Corporation, except as otherwise expressly provided by this Article VI. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

      SECTION 6.7 Insurance. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any liability of any character asserted against and incurred by the Corporation or any such Indemnitee, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article VI or under Chapter 156B of the Massachusetts General Laws.

      SECTION 6.8 Definitions. For the purposes of this Article VI:

      (a) "Officer" means (A) any person who serves or has served as a Director of the Corporation (B) any person who serves or has served in any other office filled by election or appointment by the Board of Directors, whether or not such person is an officer of the Corporation within the definition of that term as contained in Article V hereof, and (C) any other person who serves or has served, at the request or direction of the Corporation, as a Director or officer of any of the Corporation's wholly-owned subsidiaries;

      (b) "non-Officer Employee" means any person who serves or has served as an employee or agent of the Corporation but who is not an Officer;

      (c) "Indemnitee" means each Officer, and each non-Officer Employee whom the Board of Directors has determined to indemnify pursuant to Section 6.2;

      (c) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

      (d) "Expenses" means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount actually and reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

      SECTION 6.9 Other Indemnification Rights. The provisions of this Article VI shall not be construed to be exclusive. The Corporation shall have the power to indemnify its Officers and any of its agents or employees who are not Officers and to enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate. Nothing in this Article VI shall limit any lawful rights to indemnification existing independently of this Article VI.

      SECTION 6.10 Survival of Benefits. The provisions of this Article VI shall be applicable to persons who shall have ceased to be Directors or officers of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to be indemnified hereunder. Nothing hereunder shall be deemed to limit the Corporation's authority to indemnify any person pursuant to any contract or otherwise.

      SECTION 6.11 Subsequent Amendment. No amendment, termination or repeal of this Article VI or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any Proceeding arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      SECTION 6.12 Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Article VI with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

      SECTION 6.13 Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article VI to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.


                                   ARTICLE VII

                            Miscellaneous Provisions

      SECTION 7.1 Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December 31st.

      SECTION 7.2 Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

      SECTION 7.3 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other instruments and obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, President, any Vice President, Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

      SECTION 7.4 Voting of Securities. Unless otherwise provided by the Board of Directors, the Chairman of the Board, the President or Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Corporation; provided, however, that this Section 7.4 shall not authorize any officer, without specific authority of the Board of Directors, to vote the shares of the Corporation's primary banking subsidiary in any election of Directors of such subsidiary or with respect to any merger, sale of stock or sale of substantially all of the assets of such subsidiary.

      SECTION 7.5 Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of The Commonwealth of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

      SECTION 7.6 Corporation Records. The original, or attested copies, of the Articles of Organization, By-Laws and record of all meetings of the Directors or stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the main office of the Corporation, or at an office of its transfer agent, Clerk or resident agent.

      SECTION 7.7 Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

      SECTION 7.8 By-Law Amendments.

      A. Amendment by Directors. Except as otherwise required by law, the By-laws of the Corporation may be amended or repealed by the affirmative vote of a majority of the Directors then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Continuing Directors then in office at such meeting. Not later than the time of giving notice of the annual meeting of stockholders next following the amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws.

      B. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least 80% of the total voted eligible to be cast by stockholders on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends, by the affirmative vote of two thirds of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Continuing Directors then in office at such meeting), that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast by stockholders on such amendment or repeal, voting together as a single class.